                                                                    EXHIBIT 10.1



                            STOCK PURCHASE AGREEMENT

                                       AND

                             PLAN OF REORGANIZATION

                  This Stock Purchase Agreement and Plan of Reorganization (this "Agreement") is made and entered into as of December 31, 2001, by and among (i) Physician and Pharmaceutical Services, Inc. ("PPSI"), a corporation organized and existing under the laws of the State of Pennsylvania, and each of its stockholders (the "PPSI Stockholders") whose names and addresses are set forth on Exhibit A; and (ii) Univec, Inc. ("U"), a corporation organized and existing under the laws of the State of Delaware.

                                   BACKGROUND

                  U desires to purchase the PPSI Shares and the Dalton Options (as such terms are defined below) from the PPSI Stockholders on the following terms and conditions.

                  The PPSI Stockholders desire to sell the PPSI Shares and the Dalton Options to U, on the following terms and conditions.

                  This Agreement and the transactions contemplated herein have been duly approved by the respective Boards of Directors of U and PPSI.

                  It is intended that the transactions contemplated hereby qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

                  All of the issued and outstanding shares of common stock of PPSI have been duly authorized, are validly issued, fully paid, and non-assessable, and are held of record by the shareholders of PPSI in the amounts set forth opposite their names on Exhibit A of this Agreement.

                                    AGREEMENT

                  U, PPSI, and the PPSI Stockholders, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound, agree as follows:

                                    ARTICLE 1

                           DESCRIPTION OF TRANSACTION

                  Section 1.01 Purchase and Sale. Upon the terms and subject to the conditions set forth in this Agreement, the PPSI Stockholders agree to sell, assign, transfer, convey and deliver (i) the PPSI Shares and (ii) options (the "Dalton Options") to purchase 75,000 shares of common stock of PPSI, $.001 par value per share (the "PPSI Common Stock") to U, and U agrees to purchase and accept the PPSI Shares and the Dalton Options from the PPSI Stockholders, on the Closing Date. For the purposes of this Agreement, "PPSI Shares" shall mean 50,000 shares of PPSI Common Stock.

                  Section 1.02 Delivery of Options and Stock Certificates; Instruments of Transfer. On the Closing Date, the PPSI Stockholders shall deliver to U (x) one or more certificates evidencing the PPSI Shares, (y) the Dalton Options and (z) such specific assignments, endorsements, other good and sufficient instruments of conveyance and transfer, in form and substance satisfactory to U, PPSI and their respective counsel, as shall be reasonably requested by U to effectively vest in U title to all the PPSI Shares and the Dalton Options. Simultaneously with the delivery of such instruments, PPSI shall put U in actual possession and operating control of the business of PPSI. U shall deliver to each PPSI Stockholder (i) one or more certificates evidencing the shares of U Common Stock (as defined below) purchased by such PPSI Stockholder, each of which shall be registered in the name of such stockholder or its designee and (ii) the PPSI Options (as defined below).

                  Section 1.03 Purchase Price. The consideration (the "PPSI Purchase Price"): (A) to be paid to the PPSI Stockholders by U for all the PPSI Shares shall be 2,567,000 shares of the common stock of U, $.001 par value per share (the "U Common Stock") and (B) to be paid to the PPSI Stockholders by U for all the Dalton Options shall be options (the "PPSI Options")(1) to acquire 3,955,000 shares of U Common Stock. The parties understand that the foregoing Purchase Price shall result in PPSI Stockholders receiving on the Closing Date:
(I) the number of shares of U Common Stock equal to 25.67% of the number of issued and outstanding shares of U Common Stock on the Closing Date (such calculation (i) assumes that the TWT Transaction (as defined below) is consummated and that 722,500 shares of U Common Stock are issued to stockholders of TWT, and (ii) includes the 2,567,000 shares of U Common Stock issued to the PPSI Stockholders as part of the PPSI Purchase Price) and (II) the number of PPSI Options representing the right to acquire at least 25.67% of the U Common Stock reserved for issuance

--------
1 Options set forth here do not include incentive stock options issuable to Dr. Dalton pursuant to his Employment Agreement.

upon (x) the conversion of Series A Preferred Stock of U, par value $.001 per share (the "Series A Preferred Stock"), to that number of shares of U Common Stock set forth on Schedule 1.03 hereto plus (y) the conversion of convertible debt held by U Stockholders (as defined below) to that number of shares of U Common Stock set forth on Schedule 1.03 plus (z) the exercise of options and warrants held by U Stockholders and outstanding on the Closing Date representing that number of shares of U Common Stock set forth on Schedule 1.03 (such calculation in the foregoing clause (II) (i) assumes that the TWT Transaction is consummated and includes the 1,110,000 shares reserved for issuance upon the exercise of options issued to TWT stockholders, and (ii) includes the 3,955,000 shares reserved for issuance upon the exercise of the PPSI Options granted to the PPSI Stockholders as part of the PPSI Purchase Price); and provided further that if U does not consummate a transaction (the "TWT Transaction") with Thermal Waste Technologies, Inc., a corporation organized under the laws of the State of Delaware ("TWT"), pursuant to the letter agreement, dated November 11, 2001, between U and TWT (the "TWT Letter Agreement"), the foregoing PPSI Purchase Price shall be (X) 2,567,000 shares of U Common Stock and (Y) 3,955,000 PPSI Options to acquire 3,955,000 shares of U Common Stock and, in such event, the 25.67% referenced in the foregoing clauses (I) and (II) shall be increased to 27.67%.

                  U shall issue to the PPSI Stockholders, in accordance with their percentage ownership of PPSI on the Closing Date as set forth in Exhibit A, such U Common Stock. In making such payment, there shall be no fractional shares issued; each share of U Common Stock issued pursuant to this Agreement shall be rounded up to the nearest whole number of shares.

                  Each PPSI Option shall have an exercise period of ten (10) years and an exercise price of $.01 per share of U Common Stock. PPSI Options shall be immediately exercisable.

                  Section 1.04 Closing; Closing Date. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Wollmuth Maher & Deutsch, 500 5th Avenue, New York, New York 10110, on December 31, 2001 or on such other date as may be mutually agreed upon by U and PPSI (the "Closing Date").

                  Section 1.05 Tax Consequences. For federal income tax purposes, the transactions set forth in this Article 1 are intended to constitute a tax-free reorganization within the meaning of Section 368(a) of the Code. The parties to this Agreement intend that this Agreement constitute a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations and they shall not take an inconsistent position for any purpose unless there has been a "determination" (as defined in Section 1313(a) of the Code) requiring the parties to take such a position.

                  Section 1.06 Further Action. From and after the Closing, upon written request from U, PPSI or the PPSI Stockholders, as the case may be, shall execute, acknowledge and deliver all such further acts, assurances, deeds, assignments, transfers, conveyances and other instruments and papers as may be reasonably required to sell, assign, transfer, convey and deliver the PPSI Shares to U.

                                    ARTICLE 2

                        U REPRESENTATIONS AND WARRANTIES

                  U represents and warrants, on behalf of itself, to each of PPSI and the PPSI Stockholders that:

                  Section 2.01 Organization and Standing. U is a corporation duly organized, validly existing, and in good standing under the DGCL.

                  Section 2.02 Authorization. U has the requisite corporate power and authority to enter into this Agreement and perform its obligations hereunder, and the execution, delivery and performance of this Agreement has been authorized by all necessary corporate action. This Agreement constitutes the legal, valid and binding obligation of U, enforceable against U in accordance with its terms. The U Common Stock to be issued (i) to the PPSI Stockholders on the Closing Date or (ii) pursuant to the exercise of the options to acquire U Common Stock issued to such stockholders on the Closing Date, pursuant to the terms of this Agreement has been duly authorized and when issued will constitute duly issued, non-assessable shares of U, which shall be free and clear of all Encumbrances whatsoever; provided, that, upon the effectiveness of the Registration Statement (as defined below in Section 5.02) such shares shall be freely tradable. For purposes of this Agreement, the term "Encumbrances" shall mean any security interest, pledge, mortgage, lien (including, without limitation, environmental and tax liens), charge, encumbrance, adverse claim, preferential arrangement or restriction of any kind.

                  Section 2.03 No Material Change. Except as set forth on
Schedule 2.03 hereto, since September 30, 2001, there has been no material adverse change in the condition (financial or otherwise), assets, properties, liabilities, or operations of U, and there has been no material adverse change in U's stock price or stock trading volume on the NASDAQ Bulletin Board as of the Closing Date.

                  Section 2.04 Capitalization. As of the Closing Date, the capital structure of U is set forth on Schedule 2.04 hereto.

                  Section 2.05 Stock Options and Warrants. Schedule 2.05 hereto sets forth, among other matters, (A) outstanding U stock options granted to, among other parties, U directors and key employees, (B) outstanding U warrants granted to, among other parties, U directors and key employees and (C) certain convertible debt obligations of U held by U directors and employees which may be converted into U Common Stock on the terms set forth on Schedule 2.05.

                  Section 2.06 SEC Filings. U has filed all reports and registration statements required to be filed by it with the United States Securities and Exchange Commission (the "SEC") since July 12, 1999 (collectively, the "U SEC Reports"). As of its filing date, and giving effect to any amendments thereof, each U SEC Report complied as to form in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be. As of its filing date, and giving effect to any amendments thereof, each U SEC Report filed pursuant to the Exchange Act did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each U SEC Report that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the Securities Act, as of the date such registration statement or amendment became effective, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                  Section 2.07 Financial Statements. Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the U SEC Reports complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC under Regulation SB with respect thereto, had been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited financial statements contained therein (the "Interim Financial Statements"), as permitted by Form 10-QSB or the Exchange Act regulations promulgated by the SEC), and each fairly presented the consolidated financial position of U and its consolidated subsidiaries in all material respects as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated in accordance with GAAP (subject, in the case of the Interim Financial Statements, to normal audit adjustments which were not and are not expected, individually or in the aggregate, to be material in amount).

                  Section 2.08 Absence of Undisclosed Liabilities. U and its subsidiaries do not have any liabilities or obligations of any nature, whether accrued or contingent (whether or not required to be reflected in financial statements in accordance with GAAP), and whether due or to become due, and there is no existing condition or situation which could reasonably be expected to result in any such liabilities or obligations other than (i) liabilities reflected in the consolidated balance sheet of U dated as of September 30, 2001;
(ii) normal or recurring immaterial liabilities incurred since September 30, 2001 in the ordinary course of business consistent with past practices; (iii) liabilities set forth in Schedule 2.08 hereto; and (iv) liabilities disclosed in the U SEC Reports.

                  Section 2.09 Litigation. Except as set forth on Schedule 2.09 hereto, there are no material actions, suits, or proceedings pending or, to the best of U's knowledge, threatened against or affecting U, its business, its assets, or the members of its Board of Directors or its executive officers, at law or in equity, by or before any court or Governmental Entity. For the purposes of this Agreement, "Governmental Entity" means any federal or national, state or provincial, municipal or local government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, political subdivision, court, tribunal, official arbitrator or arbitral body, in each case whether foreign or domestic.

                  Section 2.10 Taxes. U has filed all federal, state, and local income taxes, franchise, payroll, excise, sales, and property taxes, tax reports or returns required to be filed by law and has paid all taxes and interest and penalties which have become due (except as noted below). As of September 30, 2001, U is fully up-to-date with its tax filings.

                  Section 2.11 No Brokers. Except as set forth on Schedule 2.11 hereto, U has not made any agreement or taken any action which might cause any person, corporation, partnership, governmental or regulatory authority or any other organization or entity (each, a "Person") to become entitled to a broker's fee or commission as a result of the transactions contemplated in this Agreement; and, except as expressly provided herein, U is not and shall not be liable for any such brokers fees.


                                    ARTICLE 3

                       PPSI REPRESENTATIONS AND WARRANTIES

                  PPSI, on behalf of itself only, represents and warrants to U that:

                  Section 3.01 Capital Stock. A list of all holders of authorized, issued and outstanding shares of PPSI stock (including holders of common stock, preferred stock, warrants, options and similar instruments with rights to acquire shares of PPSI Common Stock) is set forth in Exhibit A. The PPSI Stockholders are the only holders of the issued and outstanding stock of PPSI. Each of the PPSI Stockholders represents and warrants to U that he owns on the Closing Date the number and class of shares of PPSI stock set forth in Exhibit A, free and clear of all Encumbrances.

                  Section 3.02 Organization and Standing. PPSI is a corporation duly organized, validly existing, and in good standing under the laws of the State of Pennsylvania.

                  Section 3.03 Authorization. PPSI has the requisite corporate power and authority to enter into this Agreement and perform its obligations hereunder. The execution, delivery and performance of this Agreement has been authorized by all necessary corporate action, and this Agreement constitutes the legal, valid and binding obligation of PPSI, enforceable against PPSI in accordance with its terms. The PPSI Shares to be (i) transferred to U on the Closing Date, pursuant to the terms of this Agreement, have been duly authorized and issued and constitute non-assessable shares of PPSI, which shall be free and clear of all Encumbrances whatsoever, and (ii) issued to U pursuant to the exercise of the options to acquire PPSI Common Stock transferred to U on the Closing Date, pursuant to the terms of this Agreement, have been duly authorized and when issued will constitute duly issued, non-assessable shares of PPSI, which shall be free and clear of all Encumbrances whatsoever.

                  Section 3.04 No Material Change. Since October 31, 2001, there has been no material adverse change in the condition (financial or otherwise), assets, properties, liabilities, or operations of PPSI.

                  Section 3.05 Absence of Undisclosed Liabilities. PPSI and its subsidiaries do not have any liabilities or obligations of any nature, whether accrued or contingent (whether or not required to be reflected in financial statements in accordance with GAAP), and whether due or to become due, and there is no existing condition or situation which could reasonably be expected to result in any such liabilities or obligations other than (i) liabilities reflected in the consolidated balance sheet of PPSI dated as of October 31, 2001; (ii) normal or recurring immaterial liabilities incurred since October 31, 2001 in the ordinary course of business consistent with past practices; and
(iii) liabilities set forth in Schedule 3.05 hereto.

                  Section 3.06 Subsidiaries. There are no corporations, partnerships or other entities in which PPSI owns, of record, beneficially or otherwise, any direct or indirect equity or other interest or any right (contingent or otherwise) to acquire the same. PPSI does not have any obligation to invest in any other Person.

                  Section 3.07 Litigation. Except as set forth on Schedule 3.07 hereto, there are no material actions, suits, or proceedings pending or, to the best of PPSI's knowledge, threatened against or affecting PPSI, its business, or its assets, at law or in equity, by or before any court or governmental department or agency.

                  Section 3.08 Financial Statements. Set forth on Schedule 3.08 hereto are the unaudited financial statements of PPSI (balance sheet and statement of income, changes in stockholder's equity, and cash flow), as of and for the fiscal year ended October 31, 2001.

                  Section 3.09 Indebtedness. Set forth on Schedule 3.09 hereto, are descriptions of all of PPSI's material indebtedness including capital leases for equipment.

                  Section 3.10 Taxes. PPSI has filed all federal, state, and local income taxes, franchise, payroll, excise, sales, and property taxes, tax reports or returns required to be filed by law and has paid all taxes and interest and penalties which have become due (except as noted below). As of October 31, 2001, PPSI is fully up-to-date with its tax filings.

                  Section 3.11 Employee Benefits. Set forth on Schedule 3.11 hereto are all the Employee Benefit Plans that PPSI maintains or to which PPSI contributes for the benefit of current and former employees of PPSI. Each Employee Benefit Plan (and each related trust or insurance contract) complies in form and operation in all respects with the applicable requirements of the Code, and the Employee Retirement Income Security Act of 1974, as amended.

                  Section 3.12 Intellectual Property. Set forth on Schedule 3.12 hereto is a list and brief description of all intellectual property owned or utilized by PPSI (the "PPSI Intellectual Property"). PPSI has to the best of its knowledge delivered all relevant documentation regarding the PPSI Intellectual Property to U, and U has examined all such documentation as part of its due diligence to determine the validity of PPSI's title to the PPSI Intellectual Property.

                  Section 3.13 No Brokers. Except as set forth on Schedule 3.13 hereto, PPSI has not made any agreement or taken any action which might cause any Person to become entitled to a broker's fee or commission as a result of the transactions contemplated in this Agreement; and, except as expressly provided herein, PPSI is not and shall not be liable for any such broker's fees.

                                   ARTICLE 3A

                PPSI STOCKHOLDERS REPRESENTATIONS AND WARRANTIES

                  Each PPSI Stockholder, severally as to itself and not jointly, represents and warrants to U as follows:

                  Section 3A.01 Investment Representations and Warranties. Such PPSI Stockholder understands that the shares of U Common Stock have not been registered under the Securities Act (as defined below) and that the certificates evidencing each share of U Common Stock shall bear a legend noting that it is not freely tradable.

                  Section 3A.02 Acquisition for Own Account. Such PPSI Stockholder is acquiring the shares of U Common Stock for its own account for investment and not with a view toward distribution in a manner which would violate the Securities Act.

                  Section 3A.03 Ability to Protect Its Own Interests and Bear Economic Risks. Such PPSI Stockholder, by reason of the business and financial experience of its management, has the capacity to protect its own interests in connection with the transactions contemplated by this Agreement. Such PPSI Stockholder is able to bear the economic risk of an investment in the shares of U Common Stock, and has an adequate income independent of any income produced from an investment in the shares of U Common Stock and has sufficient net worth to sustain a loss of all of its investment in the shares of U Common Stock without economic hardship if such a loss should occur.

                  Section 3A.04 Accredited Investor. Such PPSI Stockholder is an "accredited investor" as that term is defined in Regulation D promulgated under the Securities Act.

                  Section 3A.05 Access to Information. Such PPSI Stockholder has been given access to all U documents, records, and other information, has received physical delivery of all such documents, records and information which such PPSI Stockholder has requested, and has had adequate opportunity to ask questions of, and receive answers from, U's officers, employees,

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agents, accountants, and representatives concerning U's business, operations, financial condition, assets, liabilities, and all other matters relevant to its investment in the shares of U Common Stock.

                  Section 3A.06  Restricted Securities.

                  (a) Such PPSI Stockholder understands that the shares of U Common Stock will be characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from U in a transaction not involving a public offering and that under such laws and applicable regulations such shares of U Common Stock may be resold without registration under the Securities Act only in certain limited circumstances.

                  (b) Such PPSI Stockholder acknowledges that the shares of U Common Stock must be held indefinitely unless subsequently registered under the Securities Act and under applicable state securities laws or an exemption from such registration is available.

                  (c) Such PPSI Stockholder is aware of the provisions of Rule 144 under the Securities Act which permit limited resale of securities purchased in a private placement.

                  Section 3A.07 No Public Market. Such PPSI Stockholder understands that no public market now exists for any of the securities issued by U pursuant to this Agreement, that U has made no assurances that a public market will ever exist for the Shares of U Common Stock.

                                    ARTICLE 4

                                 COVENANTS OF U


                  Section 4.01 Conduct in the Ordinary Course. U, for the twelve month period beginning on the Closing Date, intends to conduct the operations of U and PPSI in the same lines of business and in the ordinary course, consistent with past practices of U and PPSI, respectively.

                                    ARTICLE 5

                              ADDITIONAL AGREEMENTS

                  Section 5.01 Expenses. (a) Within 30 days after Closing, U shall pay to Allegent Growth Strategies LLC ("Allegent"), as a fee for services in negotiating and structuring the transactions contemplated by this Agreement
(x) US $100,000 cash (certified check or wire transfer) and (y) $13,276; provided, that the foregoing $13,276 (the "Deferred Amount") shall be deferred until the time at which U and Allegent agree that it is financially reasonable for U to pay such amount; provided, further, that in the reasonable discretion of Allegent, if the foregoing Deferred Amount has not been paid by U to Allegent, Allegent may convert such Deferred Amount into options to purchase shares of U Common Stock on the following basis: (i) Allegent shall receive options (the "Allegent Options") to purchase the number of shares of U Common Stock equal to the number obtained by dividing (I) the Deferred Amount by (II) the average of the closing bid and closing asked prices for the thirty (30) consecutive trading days preceding the Closing Date, as such prices are reported in the Wall Street Journal or by any market maker; (ii) each such option shall have an exercise period of ten (10) years; (iii) the exercise price for such options shall be the price determined in the foregoing clause (i)(II); and (iv) such options shall include standard terms and conditions for options of this nature .

                  (b) On the Closing Date, U shall pay or reimburse all the transaction costs related to the transactions contemplated hereby, including without limitation the fees of counsel and agents for PPSI.

                  Section 5.02 Registration of U Common Stock to be issued to PPSI Stockholders. Within 90 days after the Closing Date, U shall prepare and shall file with the SEC a registration statement on Form SB-2(the "Registration Statement") with respect to the U Common Stock issued to PPSI Stockholders and underlying the options issued to such stockholders pursuant to the terms of this Agreement; provided that (i) U qualifies for registration on such Form SB-2 and
(ii) U and the PPSI Stockholders mutually agree on the appropriate form to register such shares of U Common Stock. Dr. Dalton shall have first priority for the registration of U Common Stock issued in exchange for his PPSI Shares. Dr. Dalton's shares of U Common Stock shall not be subject to cutbacks at the request of either U or the underwriter. U shall use all reasonable efforts to cause the Registration Statement to become effective as soon after such filing as practicable. PPSI shall furnish U with all information concerning PPSI and the holders of its capital stock and shall take such other action as U may reasonably request in connection with the Registration Statement. If at any time prior to the Closing Date any event or circumstance relating to U, PPSI or any of their respective subsidiaries, affiliates, officers or directors should be discovered by such party which should be set forth in an amendment or a supplement to the Registration Statement, such party shall promptly inform the others thereof and take appropriate action in respect thereof.

                  Section 5.03 Audit of PPSI. Following the execution of this Agreement, PPSI and the PPSI Stockholders each agree to use commercially reasonable efforts to cooperate with U to develop the documentation (including, but not limited to any audited financial statements) required to complete the registration statement referred to in Section 5.02 and to satisfy U's filing requirements under the Exchange Act. PPSI and the PPSI Stockholders each represent and warrant to U that that PPSI together with the PPSI Stockholders have all company records necessary to develop such documentation.

                  Section 5.04 Further Action. U shall make any necessary filings with respect to the transactions contemplated hereby under the Securities Act and the Exchange Act and the rules and regulations thereunder, and U shall use its reasonable best efforts to take any action required to be taken under state securities or "blue sky" laws in connection with the issuance of the shares of U Common Stock in accordance with the provisions of this Agreement.

                  Section 5.05 Nasdaq Bulletin Board Listing. U shall use its reasonable efforts to cause the shares of U Common Stock, the class to be issued in the transactions contemplated herein, to continue to be approved for quotation on the Nasdaq Bulletin Board.

                  Section 5.06 U Stock Purchase of TWT. PPSI acknowledges that U has entered into the TWT Letter Agreement pursuant to which U and TWT shall enter into the TWT Transaction. U shall not execute a stock purchase agreement, employment agreement between U and Mr. Jon Bricken or any other contract, agreement or understanding, whether oral or written, related to the TWT Transaction, without the written consent of Dr. David Dalton.


                                    ARTICLE 6

                   CONDITIONS PRECEDENT TO PPSI'S OBLIGATIONS

                  Section 6.01 Conditions Precedent to PPSI's obligations. The obligations of PPSI to effect the Closing are conditioned upon the following actions:

                  (a) The Board of Directors of U shall appoint Dr. David L. Dalton as President and CEO of U as of the Closing Date and enter into an employment agreement with Dr. Dalton in the form of the employment agreement set forth in Exhibit B of this Agreement.

                  (b) U shall amend its Bylaws, pursuant to the DGCL, in order to provide that the Board of Directors of U may not issue any new equity securities, or securities by their terms convertible into equity securities other than pursuant to options, warrants and commitments in effect on the Closing Date, without the consent of Dr. Dalton.

                  (c) Dr. Dalton and the shareholders of U set forth on Schedule 6.01(c) (such parties, the "U Stockholders") shall have executed a voting agreement, in the form of Exhibit C hereto, pursuant to which Dr. Dalton and such shareholders agree to the following: Dr. Dalton shall have the power to recommend the appointment of members of the Board of Directors of U pursuant to the following conditions: (A) as of the Closing Date, Dr. Dalton shall serve on the Board as an additional member and shall add one other additional member of such Board; (B) in the event that, through Dr. Dalton's relationships and contacts, U receives a cumulative investment equal to or greater than $1,500,000, as such consideration may be determined in the good faith discretion of the Board of Directors, Dr. Dalton shall have the power to appoint two members of the Board of Directors of U (in addition to the appointments referred to in clause (A)); one such appointee to replace an existing member of such Board and the other as an additional member of such Board; and (C) in addition to his power to appoint members of the Board of Directors of U pursuant to the foregoing clauses (A) and (B), in the event that, through Dr. Dalton's relationships and contacts, U receives contracts which produce at least $7,000,000 in gross revenue (as defined by GAAP) during the calendar year 2002, Dr. Dalton shall have the power to appoint one additional member of the Board of Directors of U.

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

                  (d) The delivery of a favorable opinion from Snow, Becker and Krauss, counsel to U, dated the Closing Date, in a form substantially similar to that attached hereto as Exhibit D.



                                    ARTICLE 7

                              CONDITIONS TO CLOSING

                  Section 7.01 Conditions to Each Party's Obligation to Effect the Closing. The respective obligations of each party to this Agreement to effect the Closing shall be subject to the satisfaction prior to the Closing Date of the following conditions:

                             (a)  HSR Act. The waiting period applicable to the
consummation of the transactions contemplated hereby under the HSR Act, if applicable, shall have expired or been terminated.

                             (b)  Shareholder Approval. This Agreement shall
have been approved and adopted by the requisite shareholder vote of PPSI, in accordance with such party's constitutive documents and the laws of the State of Pennsylvania.

                             (c)  Governmental Approvals. All authorizations,
consents, orders or approvals of any Governmental Entity required to consummate the transactions contemplated by this Agreement shall have been obtained and be in effect.

                             (d)  No Injunctions or Restraints; Illegality. No
temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Closing or limiting or restricting the conduct or operation of the business of U and PPSI after the Closing shall have been issued and be in effect, nor shall any proceeding brought by an administrative agency or commission or other Governmental Entity, seeking any of the foregoing be pending, nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Closing which makes the consummation of the Closing illegal or prevents or prohibits the Closing.


                                    ARTICLE 8

                                  MISCELLANEOUS

                  Section 8.01 Notices. All notices, requests, demands, claims, and other communications shall be in writing and shall be deemed duly given if it is sent by registered or certified mail, or international courier, return receipt requested, postage prepaid, and addressed to the recipient as set forth below:

                  To U:                     Mr. Joel Schoenfeld
                                            U, Inc.
                                            22 Dubon Court
                                            Farmingdale, New York 11735
                                            Phone: (631) 777-2000
                                            Fax: (631) 777-2786

                  With a copy to:
                                            Snow, Becker, Kraus
                                            605 Third Avenue
                                            New York, New York 10017
                                            Phone: (212) 687-7860
                                            Fax: (212) 949-7052
                                            Attn: BURTON K. GORDON, ESQ.


                  To PPSI:                  Dr. David L. Dalton
                                            10 E. Baltimore Street
                                            Suite 1404
                                            Baltimore, MD 21202
                                            Phone: (410) 347-1541
                                            Fax: (410) 347-1542

                  With a copy to:           Wollmuth Maher & Deutsch, LLP
                                            500 5th Avenue, 12th Floor
                                            New York, New York 10110
                                            Phone: (212) 382-3300
                                            Fax: (212) 382-0050
                                            Attn: Rory M. Deutsch, Esq.



All notices shall be effective upon receipt.

                  Section 8.02 Entire Agreement and Amendment. This Agreement and the Schedules and Exhibits referenced herein constitute the entire agreement between and among the parties and supercedes all prior understandings, agreements, or representations by or among the parties, written or oral. This Agreement cannot be modified or otherwise amended unless in a signed writing between and among all the parties hereto.

                  Section 8.03 Waiver. No consent or waiver, expressed or implied, by any party to this Agreement of any breach or default by any other party hereto in the performance of any obligations hereunder or the validity of any representation or warranty herein shall be deemed or construed to be a consent or waiver to or of any other breach or default by such party.

                  Section 8.04 Interpretation. The parties hereby agree that if any question of interpretation of this Agreement arises, that all parties hereto have participated in the drafting of this Agreement, and therefore the interpretation of this Agreement shall not be construed against one party as the party responsible for drafting this Agreement.

                  Section 8.05 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be an original and all of which shall taken together operate as one instrument. Execution copies transmitted by facsimile shall be considered original versions hereof.

                  Section 8.06 Governing Law. All questions concerning the construction, validity and interpretation of this Agreement will be governed by and construed in accordance with the laws of the State of Delaware without giving effect to any choice of law or conflict of law provisions or rules that would cause the application of the laws of any other jurisdiction.

                  The parties have, intending to be legally bound, signed this Agreement below, as of the date first above written.

UNIVEC, INC.



By:      s/  Joel Schoenfeld
   --------------------------------------------------------------------
         Joel Schoenfeld, Chairman of the Board



PHYSICIAN AND PHARMACEUTICAL SERVICES, INC.



By:      s/  David Dalton
   -----------------------------------------------------------
         Dr. David Dalton, President

PPSI STOCKHOLDER

By:      s/  David Dalton
   --------------------------------------------------------------------
         Dr. David Dalton

                                    EXHIBIT C
                                Voting Agreement
                  THIS VOTING AGREEMENT (the "Voting Agreement") is entered into effective as of December 31, 2001, by and among Univec, Inc. ("U"), a corporation organized and existing under the laws of the State of Delaware, "U Stockholders" as defined in the Stock Purchase Agreement (defined below), Physician and Pharmaceutical Services, Inc. ("PPSI"), a corporation organized and existing under the laws of the State of Pennsylvania, and Dr. David Dalton, PPSI's sole stockholder ("Dr. Dalton" or the "PPSI Stockholder"). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Stock Purchase Agreement dated as of December 31, 2001 (the "Stock Purchase Agreement") by and among PPSI, U and the PPSI Stockholder.

                  WHEREAS, pursuant to Section 6.01(c) of the Stock Purchase Agreement, Dr. David Dalton is entitled to appoint certain persons (the "Dalton Appointees") for election to the Board of Directors of U pursuant to certain conditions more particularly set forth below;

                  WHEREAS, the U Stockholders desire to appoint certain persons (the "Insider Appointees") for election to the Board of Directors of U;

                  WHEREAS, the U Stockholders agree to enter into this Agreement to induce PPSI and the PPSI Stockholder to enter into the Stock Purchase Agreement; and

                  WHEREAS, Dr. Dalton agrees to enter into this Agreement to induce U to enter into the Stock Purchase Agreement.

                  Now therefore, as an inducement to PPSI and the PPSI Stockholder, and to U, to enter into the Stock Purchase Agreement, Dr. Dalton and the U Stockholders do hereby enter into this Voting Agreement and agree as follows:

                  1. Each of the U Stockholders shall vote all shares of the capital stock of U owned from time to time by such U Stockholder in favor of the election of the Dalton Appointees pursuant to the following conditions: (A) as of the date hereof, Dr. Dalton shall serve on the Board and shall add one additional member of such Board; (B) in the event that, through Dr. Dalton's relationships and contacts, U receives a cumulative investment equal to or greater than $1,500,000, as such consideration may be determined in the good faith discretion of the Board of Directors of U, Dr. Dalton shall have the power to appoint two members of the Board of Directors of U (in addition to the appointments referred to in clause (A)); one such appointee to replace an existing member of such Board and the other as an additional member of such Board; and (C) in addition to his power to appoint members of the Board of Directors of U pursuant to the foregoing clauses (A) and (B), in the event that, through Dr. Dalton's relationships and contacts, U receives contracts which produce at least $7,000,000 in gross revenue (as defined by GAAP) during the calendar year 2002, Dr. Dalton shall have the power to appoint one additional member of the Board of Directors of U.

                  2. Pursuant to the terms of this Agreement, Dr. Dalton shall vote his shares of the capital stock of U at any time owned by him in favor of the election of the Insider Appointees, provided that such vote does not conflict with the election of the Dalton Appointees.

                  2A. Each of Dr. Dalton and the U Stockholders shall vote the shares for which a proxy is granted under this Agreement, pursuant to Section 3 below, in accordance with the recommendations of the Board of Directors of U (the "Board Recommendations") to U stockholders on all proposals that are submitted for approval to the stockholders of U.

                  3. Each of Dr. Dalton and the U Stockholders hereby grants to Dr. Dalton and Mr. Joel Schoenfeld (collectively, the "Proxy Holder"), and executes in favor of the Proxy Holder, a proxy to vote all shares of the capital stock of U owned of record or beneficially by Dr. Dalton or such U Stockholder, as the case may be, in (i) favor of the election of the Dalton Appointees and the Insider Appointees; provided that such vote for the Insider Appointees does not conflict with the election of the Dalton Appointees and (ii) accordance with the Board Recommendations. Each of Dr. Dalton and the U Stockholders gives written consent with respect to all the voting equity securities owned by the grantor of the proxy (x) for the election of the Dalton Appointees and the Insider Appointees in the manner set forth above and (y) in favor of the Board Recommendations, granting unto the Proxy Holder full power and authority to do and perform each and every act and thing in connection with the voting of the stock of Dr. Dalton or such U Stockholder, as the case may be, which such Proxy Holder may deem appropriate or necessary, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said grantee may lawfully do or cause to be done by virtue hereof. Such proxy is coupled with an interest, irrevocable and shall survive the death or disability of such U Stockholder (if an individual) or Dr. Dalton and any merger, consolidation, liquidation, bankruptcy, insolvency, dissolution or similar transaction affecting Dr. Dalton or such U Stockholder, or the shares of the capital stock of U owned of record by Dr. Dalton or such U Stockholder, if the Person who becomes the record or beneficial holder of the shares is otherwise a U Stockholder. In the event that, for any reason, the foregoing proxy shall become unenforceable or shall have expired, then Dr. Dalton or such U Stockholder shall execute and grant a new proxy on the same terms as provided herein. The proxy granted hereunder, and the obligations of Dr. Dalton or such U Stockholder under this Voting Agreement, shall be noted on the stock certificates of Dr. Dalton or such U Stockholder and in the stock transfer and voting records and registrar of U.

                  4. The U Stockholders acknowledge that PPSI and the PPSI Stockholder are relying upon this Voting Agreement in connection with the execution, delivery and performance by PPSI and the PPSI Stockholder of the Stock Purchase Agreement.

                  5. Dr. Dalton acknowledges that U is relying upon this Voting Agreement in connection with the execution, delivery and performance by U of the Stock Purchase Agreement.

                  6. This Voting Agreement shall expire on the earlier of (i) the tenth anniversary of the date of this Agreement or (ii) the termination of Dr. Dalton's employment by U without Due Cause or by Dr. Dalton for Good Reason (as such terms are defined in the

Employment Agreement, between U and Dr. Dalton, dated January 1, 2002). This Voting Agreement shall be governed by the laws of the State of Delaware without giving effect to any choice of law or conflict of law provisions or rules that would cause the application of the laws of any other jurisdiction. In witness whereof, the parties have executed and delivered this Voting Agreement as of the date first set forth above.

                                                     U STOCKHOLDERS


                                                     ----------------------
                                                     Name: Joel Schoenfeld


                                                     ----------------------
                                                     Name: Dr. Alan Gold


                                                     ----------------------
                                                     Name: John Frank


                                                     ----------------------
                                                     Name: Richard Mintz


                                                     ----------------------
                                                     Name: Marla Manowitz


                                                     ----------------------
                                                     Name: Dr. Andrew Rosenberg


                                                     ----------------------
                                                     Name: Flora Schoenfeld


                                                     ----------------------
                                                     Name: Randy Cohen


                                                     UNIVEC, INC.


                                                     By:
                                                        ------------------------
                                                          Mr. Joel Schoenfeld
                                                          Chairman of the Board

                  Physician and Pharmaceutical Services, Inc.


                                                    By:
                                                        ------------------------
                                                         Dr. David Dalton
                                                         Chief Executive Officer

                                                    PPSI STOCKHOLDER


                                                        ------------------------
                                                        Name: Dr. David Dalton

                                    Exhibit D

Form of legal opinion including the following matters:

Corporate Matters:


                  1. U is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. U has full power and authority to own its properties and assets and to carry on its business as now conducted.

                  2. The execution, delivery and performance by U of the Stock Purchase Agreement are within U's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Certificate of Incorporation or (ii) any law, rule or regulation applicable to U (iii) any material contractual or legal restriction contained in any agreement of which we have knowledge to which U is a party.

                  3. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by U of the Stock Purchase Agreement, except notice filings under State and federal securities laws.

                  4. The Stock Purchase Agreement has been duly executed and delivered on behalf of U. The Stock Purchase Agreement is the legal, valid and binding obligation of U enforceable against U in accordance with its terms.

                  5. The shares of U Common Stock issued to the PPSI Stockholders on this date pursuant to the Stock Purchase Agreement have been duly authorized by all necessary action of U, are validly issued and are fully paid and non-assessable. The shares of U Common Stock, when issued upon exercise of the PPSI Options issued to the PPSI Stockholders on the date hereof pursuant to the Stock Purchase Agreement, will be duly authorized by all necessary action by U and will be validly issued and fully paid and non-assessable.

                  6. To our knowledge, there are no actions or proceedings pending against U before any court, governmental agency or arbitrator.

                  7. Assuming the accuracy of the representations made by the U in the Stock Purchase Agreement, the sale of the shares of U Common Stock and the PPSI Options to the PPSI Stockholders contemplated by the Stock Purchase Agreement is a transaction exempt from the registration requirements of the Securities Act of 1933, as amended, by reason of the provisions of Section 4(2) thereof.